N-CSR Item 12(b) - Exhibits: Certifications


                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Income Securities Trust on behalf of Federated Muni and Stock Advantage Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the
Registrant's Report on Form N-CSR for the period ended August 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  October 25, 2004

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated:  October 25, 2004

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.